TULTEX CORPORATION
Bylaws
March 25, 1993

ARTICLE I - OFFICES

Principal office of the Corporation shall be in the City of Martinsville, Henry County, Virginia. The Corporation may also have offices at such places within or without the State of Virginia as the Board may, from time to time, determine or the business of the Corporation may require.

ARTICLE II - SHAREHOLDERS

1.   Place of Meeting

Meetings of shareholders shall be held at the principal office of the Corporation or at any such place within or without the State of Virginia as the Board shall authorize.

2.   Annual Meetings

The annual meeting of the shareholders entitled to vote shall be held for the election of directors and the transaction of such other business as may properly come before the meeting, in March of each year, normally on the third Thursday, or on any other day (except Saturday, Sunday, or holiday), in that month as determined by the Board of Directors, at the principal office of the Corporation or at such other place, within or without the State of Virginia, as may be fixed by the Board of Directors.

3.   Special Meetings

Special meetings of the shareholders may be called by the Chairman of the Board, the President, or by a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.   Fixing Record Date

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend, or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than seventy nor less than twenty days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of law.

5.   Notice of Meetings of Shareholders

Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.

Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than twenty nor more than fifty days before the date of the meeting unless some different period shall be specified by law. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to shareholders at their addresses as they appear on the record of shareholders, or, if they shall have filed with the Secretary a written request that notices to them be mailed to some other address, then directed to them at such other address.

6.   Waiver

Notice of meeting need not be given to any shareholders who sign a waiver of notice, in person or by proxy, whether before or after the meeting. Any shareholder who attends a meeting, in person or by proxy, shall be deemed to have had timely and proper notice of the meeting unless he attends for the express purpose of objecting to transaction of business because the meeting is not lawfully called or convened.

7.   Quorum of Shareholders

The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The shareholders present may adjourn the meeting despite the absence of a quorum.

8.   Voting

At any meeting of the shareholders, each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

9.   Inspectors

An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes cast.

ARTICLE III - DIRECTORS

1.   Board of Directors

The business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least 21 years of age and need not be a shareholder.

2.   Number of Directors

The number of directors which shall constitute the entire Board of Directors shall be 10. This number may be increased or decreased by amendment of the Bylaws; provided that in no event shall such number be less than three; and provided further that any such resolution effecting a change in the number of directors shall be approved by the vote of the majority of the entire Board; and provided further that no decrease in the number of directors shall shorten the term of any incumbent director.

3.   Election and Term of Directors

At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

4.   Newly Created Directorships and Vacancies

Newly created directorships resulting from an increase by not more than two in the number of directors and vacancies occurring in the Board for any reason may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

5.   Age of Directors

If at any annual meeting of shareholders at which a director would stand for reelection such director shall have attained the age of 72, he shall be ineligible for reelection.

6.   Removal of Directors

At a meeting expressly called for that purpose, any or all of the directors may be removed with or without cause by vote of the shareholders.

7.   Resignation

A director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

8.   Quorum of Directors

A majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business.

9.   Action of the Board

The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall determine and constitute the action of the Board. Each Director shall have one vote regardless of the number of shares, if any, which he may hold.

10.  Place and Time of Board Meetings

The Board may hold its meetings at the office of the Corporation or any such other places, either within or without the State of Virginia, as it may, from time to time, determine.

11.  Regular Annual Meeting

A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders.

12.  Notice of Meetings of the Board - Adjournment

(a) Regular meetings of the Board may be held without notice at such time and place as it shall, from time to time, determine. Special meetings of the Board shall be held upon notice to the directors and may be called by the Chairman of the Board upon at least five days' notice to each Director either personally or by mail or by wire; special meetings shall be called by the Chairman of the Board or by the Secretary in a like manner on written request of four directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

(b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all Directors who were absent at the time of the adjournment, and, unless such time and place are announced at the meeting, to the other directors.

13.  Chairman

The Chairman and Chief Executive Officer shall preside at all meetings of the Board where he is present. In his absence the President shall preside. At any Board meeting, the Board shall have the right to select any director as presiding officer.

14.  Executive and Other Committees

The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of two or more directors. Each such committee shall have the powers and authority conferred in the resolution creating it, and the members of such committee shall serve at the pleasure of the Board.

15.  Compensation

Directors may be compensated for services as determined by the Board and shall be reimbursed for reasonable expenses incurred in attending meetings of the Board or committees thereof. Directors who are officers or employees of the Corporation or any of its subsidiaries shall not be entitled to such compensation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV - OFFICERS

1.   Offices, Election, Term

(a) The Board may elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, and such other officers as it may determine, who shall have duties, powers and functions as hereinafter provided.

(b)  All officers shall hold office at the pleasure of the Board.

2.   Removal, Resignation, Salary, etc.

(a) Any officer elected or appointed by the Board may be removed by the Board with or without cause.

(b) In the event of the death, resignation or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

(c) Any two or more offices may be held by the same person, except the offices of the Chairman of the Board, or President, and Secretary.

(d) The salaries of the Chief Executive Officer and the Chief Operating Officer shall be fixed by the Board upon recommendation of the Executive Compensation Committee. All other salaries shall be the responsibility of the Chief Executive Officer and the Chief Operating Officer.

(e) The directors may require any officer to give security for the faithful performance of his duties.

3.   Chairman of the Board

The Chairman of the Board shall be the Chief Executive Officer of the Company. He shall be responsible for the leadership and direction of the Corporation.

4.   President

The President shall be the chief operating officer of the Corporation. He shall be responsible for the effective administration of the operations of the Corporation and for the interpretation, application and implementation of the policies and decisions of the Board.

5.   Vice President

During the absence or disability of the Chairman and the President, the Vice President, or if there are more than one, the Executive Vice President, shall have all the powers and functions of the Chairman and the President. Each Vice President shall perform such other duties as the Board shall prescribe.

6.   Vice President-Finance

The Vice President-Finance shall be the chief financial officer of the Corporation. He shall develop and recommend to the Board financial policies for the Corporation. He shall also supervise and direct the Treasurer and Controller. He shall render a full financial report at the annual meeting of shareholders as so requested.

The Vice President-Finance may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

7.   Secretary

The Secretary shall:

(a)  Attend all meetings of the Board and of the shareholders;

(b) Record all votes and minutes of all proceedings in a book to be kept for that purpose;

(c) Give or cause to be given notice of all meetings of shareholders and special meetings of the Board;

(d) Keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board;

(e) When required, prepare or cause to be prepared and available at each meeting of shareholders, a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each.

(f) Keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner; and

(g)  Perform such other duties as may be prescribed by the Board.

8.   Assistant Secretaries

During the absence or disability of the Secretary, the Assistant
Secretary, or if there are more than one, the one so designated by the Secretary or by the Board, shall have all the powers and functions of the Secretary.

9.   Treasurer

The Treasurer shall: subject to the supervision and direction of the Vice President-Finance.

(a)  Have the custody of the corporate funds and securities;

(b) Keep full and accurate accounts of bank receipts and disbursements;

(c) Deposit all money and other valuables in the name and to the credit of the Corporation and such depositories as may be designated by the Board;

(d) Disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursement;

(e) Perform such other duties as are given to him by these Bylaws or as, from time to time are assigned to him by the Chairman of the Board, the President, or the Vice President-Finance.

10.  Assistant Treasurer

During the absence or disability of the Treasurer, the Assistant
Treasurer, or if there are more than one, the one so designated by the Board shall have all the powers and functions of the Treasurer.

11.  Controller

The Controller shall be the chief accounting officer of the Corporation. The Controller shall:

(a) Maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices;

(b) Exhibit his accounts and records to any of the directors, the President and the Vice President-Finance at any time upon request at the office of the Corporation;

(c) Render such statements and reports of his accounts and records and of the financial condition of the Corporation to the Board, the President and the Vice President-Finance as often and in such manner as they may require;

(d) Be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation;

(e) Make and file (or supervise the making and filing of) all tax returns required by law; and

(f) Perform such other duties as are given to him by the Board, the President, or the Vice President-Finance.

ARTICLE V - CERTIFICATES FOR SHARES

1.   Certificates

The seal of the Corporation on certificates for shares of its capital stock may be facsimile. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

2.   Lost or Destroyed Certificates

The Chairman of the Board or Secretary may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Chairman of the Board or Secretary shall have discretionary authority to require, as a condition precedent to the issuance thereof, that the claimant of such allegedly lost or destroyed certificate or certificates give the Corporation and/or its transfer agent or registrar, if any, a bond in such sum, on such terms and with such surety or sureties as may be satisfactory to the Chairman of the Board or the Secretary as indemnity against any claim that may be made against the Corporation and/or its transfer agent or registrar, if any, with respect to the certificate or certificates alleged to have been lost or destroyed.

3.   Transfers of Shares

(a) Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at the office of its transfer agent.

(b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be found to recognize any equitable or other claim to or interest in such share on the part of any other persons whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Virginia.

(c) To the extent that any provision of the Rights Agreement between the Corporation and Sovran Bank, N.A., as Rights Agent, dated as of March 22, 1990, is deemed to constitute a restriction on the transfer to any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the Bylaws of the Corporation.

ARTICLE VI - DIVIDENDS

Subject to the provisions of the Articles of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the Board may determine consistently with the provisions of the Articles of Incorporation governing the payment of dividends on preferred stock. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the Board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall think conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

ARTICLE VII - CORPORATE SEAL

The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the word "Virginia." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VIII - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board may from time to time designate.

ARTICLE IX - FISCAL YEAR

The fiscal year shall end on the Saturday nearest to the 31st day of December in each year.

ARTICLE X - REFERENCES TO ARTICLES OF INCORPORATION

Reference to the Articles of Incorporation in these Bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XI - BYLAW CHANGES, AMENDMENT, REPEAL, ADOPTION, ELECTION OF
DIRECTORS

(a) The Bylaws may be amended, repealed or adopted by vote in person or by proxy of the holders of a majority of the shares of capital stock at the time entitled to vote in the election of any directors. The Bylaws may also be amended, repealed, or adopted by the Board but any bylaw adopted by the Board may be amended by the shareholders entitled to vote thereon as herein provided.

(b) If any bylaw is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the bylaw so adopted, amended or repealed together with a concise statement of the changes made.

ARTICLE XII - EMERGENCY BYLAWS

The Emergency Bylaws provided in this Article XII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency Bylaws). An emergency exists if a quorum of the Corporation's Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accord with Section II 3 above, but notice may be given only to such of the directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

(b) At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of directors fixed at the time by Article III of the Bylaws. If the directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed directors for such particular meeting as determined by the following provisions and in the following order of priority referred to below, to the number necessary to make up such quorum, shall be deemed directors for such particular meeting as determined by the following provisions and in the following order of priority:

     (i) Vice Presidents not already serving as directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

     (ii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

     (iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

(c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

No officer, director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.